Exhibit 99.2

4747 Bethesda Avenue, Suite 1100, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com

News Release

Pebblebrook Hotel Trust Announces Relocation of Corporate Offices

Bethesda, MD, September 30, 2019 - Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today announced that it is relocating its corporate headquarters to 4747 Bethesda Avenue, Suite 1100, Bethesda, MD 20814.

“We’re thrilled to bring our two office locations together, following last year’s corporate acquisition,” said Jon E. Bortz, Chairman, President and Chief Executive Office of Pebblebrook Hotel Trust. “Since the closing of the acquisition on November 30, 2018, we have made tremendous progress in bringing together our teams and systems. The relocation of our corporate headquarters marks the final step in fully integrating our Pebblebrook community as we continue to build on the success we’ve achieved to date.”

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust (“REIT”) and the largest owner of urban and resort lifestyle hotels in the United States. The Company owns 57 hotels, totaling approximately 14,100 guest rooms across 16 urban and resort markets with a focus on the west coast gateway cities. For more information, visit www.pebblebrookhotels.com and follow us at @PebblebrookPEB.

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Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com